September 21, 2018

Indigenous Roots Corp. Announces Resignation of Directors

Las Vegas, Nevada – Indigenous Roots Corp. (OTC Pink: IRCC) announces that the Company has accepted the resignation of the following directors effective immediately: Robert Louie, Ronald Cannan, Donald Schultz, Darryl Deadmarsh, Kelly Sherman, Isaac Laboucan-Avirom and Robert Kay.

The resignations were mutually agreed on by the Company and the directors

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities. There shall not be any offer, solicitation of an offer to buy, or sale of securities in any state or jurisdiction in which such an offering, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Additional Information:

Statements made in this press release include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, but not limited to, the amount and use of proceeds the Company expects to receive from the sale of the shares of common stock in the registered direct offering and the warrants and the closing of the transaction described in this press release, which is subject to customary conditions. Forward-looking statements can be identified by the use of words such as "may," "will," "plan," "should," "expect," "anticipate," "estimate," "continue," or comparable terminology. Such forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate, and involve factors that may cause actual results to differ materially from those projected or suggested. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the heading "Forward-Looking Statements" and "Risk Factors" in the Company's Annual Report on Form 10-K, dated August 31, 2017 and the most recent Quarterly Report on Form 10-Q, dated February 28, 2018. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise.

Investor Contact:
Michael Matvieshen, Director
1.250.681.1010